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                                                                    EXHIBIT 10.6


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT AS PROVIDED HEREIN. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

                                     WARRANT
                                       TO
                         PURCHASE SHARES OF COMMON STOCK
                                       OF
                         VIASOURCE COMMUNICATIONS, INC.

This Warrant, dated as of June 29, 2001, certifies that, for good and valuable consideration, Viasource Communications, Inc., a New Jersey corporation (the "Company"), hereby grants to Gateway Companies, Inc. ("Gateway"), together with any permitted transferee (the "Holder" or "Holders") of this Warrant or Warrant Shares (as defined below), subject to the terms and conditions set forth herein, the right to subscribe for and purchase from the Company up to 475,000 shares of common stock of the Company, no par value ("Common Stock"), in the amounts set forth in Section 1.3 below (the "Warrant Shares"), at the purchase prices per share set forth in Section 1.3 below (the "Exercise Prices"). The Exercise Prices and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This Warrant is issued in consideration and as a part of that certain Amendment to Amended and Restated Service Agreement, dated of even date herewith, between the Company and Gateway (the Amended and Restated Service Agreement, as amended, being referred to herein as the "Service Agreement").

1. DURATION AND EXERCISE OF WARRANT; LIMITATION ON EXERCISE; PAYMENT OF TAXES.

         1.1. EXERCISE PERIOD. This Warrant may be exercised by the Holder in whole or in part from time to time during the period from the date of this Warrant to and including the date that is the earlier of (a) five (5) years after the date of this Warrant or (b) in the event that the Service Agreement is terminated prior to the end of its term, ninety (90) days after the date of termination of the Service Agreement, or the next succeeding business day if either such date falls on a Saturday, Sunday or other day on which the Company is not open for business (the "Expiration Date"), subject to the vesting provisions of Section 1.3.

         1.2.     MANNER OF EXERCISE.

                  (a) The rights represented by this Warrant may be exercised by the Holder, in whole or in part from time to time, by delivery to the Company of (i) this Warrant, (ii) a completed Exercise Form in the form attached hereto (the "Exercise Form"), duly executed by the Holder and specifying the number of Warrant Shares to be purchased, and (iii) payment of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in the form of certified funds, wire transfer or the exchange of shares of Common Stock, including shares issuable upon exercise of this Warrant, having a Fair Market Value (as defined in Section 1.2(b)) on the business day immediately preceding the exercise date equal to such Exercise Price, or any combination of these forms of payment. The foregoing shall be delivered to the Company at the notice address set forth in
                           Section 8.7 during normal business hours on any business day on or before the Expiration Date.



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                  (b)      In the event the Holder elects to pay all or part of
                           the Exercise Price through the exchange of shares of Common Stock, then the shares of Common Stock so exchanged shall have an aggregate Fair Market Value equal to the aggregate Exercise Price due upon exercise. When used in this Warrant, the "Fair Market Value" of a share of Common Stock shall mean the closing sale price or last reported bid price, as applicable, of the Common Stock on the specified date, as reported on the primary securities exchange or quotation system on which the Common Stock is listed or, if the Common Stock is not listed, then the value as reasonably determined in good faith by the Company's Board of Directors. In the event the Holder elects to pay all or part of the Exercise Price through the exchange of shares of Common Stock issuable upon exercise of this Warrant, then the Holder shall specify the number of such shares in the Exercise Form and the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

                                    X=Y (A-B)
                                     -------
                                        A

                           Where X equals the number of shares of Common Stock to be issued to the Holder, Y equals the number of shares exercised by the Holder, including the shares to be used to pay the Exercise Price, A equals the Fair Market Value of a share of Common Stock, and B equals the Exercise Price per share.

                  (c) If then unexercised in whole or in part, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the Expiration Date pursuant to Section 1.2(b), and the Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within five business days thereafter, the Company at its expense shall issue and deliver to the Holder a certificate or certificates for the number of shares issuable upon such exercise.

                  (d) The Warrant Shares shall be deemed to be issued to the Holder as of the close of business on the date on which this Warrant has been properly exercised, regardless of whether the Company's stock transfer books may then be closed or certificates representing the Warrant Shares shall have been issued. Certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within five business days thereafter. The certificates so delivered shall be in denominations specified by the Holder, and shall be issued in the name of the Holder or, if permitted by Section 1.5, in such other name as shall be designated in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates representing the Warrant Shares, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock as of any date prior to the date as of which the Holder shall be deemed to be the record holder of Warrant Shares.

         1.3 VESTING AND EXERCISE PRICE. The right to exercise the Warrant shall vest in the Holder under the following terms and conditions and at the following exercise prices:

                  (a) The Holder shall have the right to exercise 125,000 Warrant Shares as of the date of issuance of this Warrant, at an exercise price equal to $1.00 per share; provided, however, that the exercise price shall be reduced to the closing price of Viasource's common stock on June 28, 2001 in the event that the average of the closing prices of the Common Stock on the primary securities exchange or quotation system on which




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                           the Common Stock is then listed (presently, the
                           Nasdaq Stock Market) for the ten (10) consecutive calendar days ending on December 29, 2001 equals an amount less than $1.00 per share (as adjusted for stock splits, recapitalizations and the like).

                  (b) The Holder shall have the right to exercise up to an additional 150,000 Warrant Shares upon the issuance of a press release announcing a national installation program for Gateway personal computers as follows:

                           1. 150,000 Warrant Shares shall vest and become exerciseable if a press release is issued by July 6, 2001 during the term of the Service Agreement;

                           2. 125,000 Warrant Shares shall vest and become exerciseable if a press release is issued after July 6, 2001 but by July 29, 2001 during the term of the Service Agreement;

                           3. 100,000 Warrant Shares shall vest and become exerciseable if a press release is issued after July 29, 2001 but by August 13, 2001 during the term of the Service Agreement; and

                           4. 75,000 Warrant Shares shall vest and become exerciseable if a press release is issued after August 13, 2001 during the term of the Service Agreement.

                           Any Warrant Shares that fail to vest pursuant to this
                           Section 1.3(b) in the time periods set forth in (1) -
                           (4) above shall expire (and remain unvested) despite any later press release that may be issued relating to a national installation program. Any Warrant Shares vesting pursuant to this Section 1.3(b) shall have an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price (as defined in Section 1.3(h) below).

                  (c) The Holder shall have the right to exercise an additional 50,000 Warrant Shares on each of June 29, 2002 and June 29, 2003 during the term of the Service Agreement, at an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price. The maximum number of shares that may vest pursuant to this Section 1.3(c) is 100,000 Warrant Shares.

                  (d) The Holder shall have the right to exercise an additional 25,000 Warrant Shares upon the initiation by the Company of a pilot project for a high speed/broadband Internet services for consumers provided by Gateway, at an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price.

                  (e) The Holder shall have the right to exercise an additional 25,000 Warrant Shares upon the initiation by the Company of a pilot project for home networking services provided by Gateway, at an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price.

                  (f) The Holder shall have the right to exercise an additional 25,000 Warrant Shares upon the launch by Gateway of a national marketing campaign offering installation and orientation services for purchasers of personal computers, at an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price.

                  (g) The Holder shall have the right to exercise an additional 25,000 Warrant Shares upon the roll-out of Gates III and IV pursuant to the Service Agreement (and as defined in the Service Agreement), at an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price.

                  (h) For purposes of this Section 1.3, the Discounted Market Price shall mean a ten percent (10%) discount to the average of the closing prices of the Common Stock on




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                           the primary securities exchange or quotation system
                           on which the Common Stock is listed (presently, the Nasdaq Stock Market) for the ten (10) consecutive calendar days ending on the date preceding the applicable vesting date (as adjusted to reflect stock splits, recapitalizations and the like). If the Common Stock is not then listed on any securities exchange or quotation system, then the Discounted Market Price shall be a ten percent (10%) discount to the value of the Common Stock as reasonably determined in good faith by the Company's Board of Directors.

                  (i) In the event that the Company conducts at least 100,000 installation events under the Service Agreement during either (1) July 1, 2001 to December 31, 2002 or (2) July 1, 2002 to December 31, 2003,
                           then the Holder shall have the right to exercise all Warrant Shares set forth in this Warrant (regardless of the number of Warrant Shares otherwise then vested) commencing immediately upon such occurrence, at an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price.

                  (j) In the event of any liquidation, dissolution or winding up of the Company or in the event of any Fundamental Change or Change in Control of the Company, the Holder shall have the right to exercise all Warrant Shares set forth in this Warrant (regardless of the number of Warrant Shares otherwise then vested) commencing immediately prior to the consummation of such occurrence or event, at an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price. The term "Fundamental Change" shall mean a reorganization, consolidation or merger in which the Company is a party (except any reorganization, consolidation or merger where the Company is the surviving corporation and, after giving effect thereto, the holders of the Company's outstanding capital stock (on a fully diluted basis) immediately prior to such reorganization, consolidation or merger will own immediately following such reorganization, consolidation or merger outstanding capital stock of the Company (on a fully diluted basis) possessing the voting power under ordinary circumstances to elect a majority of the Company's Board of Directors), or a sale or other transfer of all or substantially all of the assets of the Company on a consolidated basis in any transaction or series of related transactions (other than sales in the ordinary course of business)). The term "Change of Control" shall mean any sale, transfer, issuance or redemption or series of sales, transfers, issuances or redemptions (or any combination thereof) of shares of the Company's capital stock by the holders thereof or the Company which results in any person or entity or group of affiliated persons or entities (other than the owners of the Company's capital stock (on a fully diluted basis) immediately prior to any such transaction or series of transactions) owning capital stock of the Company possessing the voting power under ordinary circumstances to elect at least fifty percent (50%) of the Company's Board of Directors.

                  (k)      Notwithstanding anything to the contrary set forth in
                           Section 1.3 above, the vesting of the Warrant Shares shall only occur if (1) the Service Agreement is then in full force and effect (except if failure to be in full force and effect is due to action by the Company other than for cause of Gateway), and (2) Gateway is then in compliance with the Service Agreement in all material respects (subject to any applicable cure periods). Similarly, in the event that any of the Warrant Shares fail to vest as a result of any material non-compliance by the Company with any of the terms of the Service Agreement as of the date of the applicable vesting (subject to any applicable cure periods), then any such Warrant Shares that failed to vest as a result of the Company's material non-compliance shall immediately vest and become exerciseable, at an exercise price equal to the lesser of $1.00 per share or the Discounted Market Price.



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                  (l)      For the avoidance of doubt, the press releases and
                           national marketing campaign for installation and orientation services program(s) for Gateway personal computers, high speed/broadband Internet services and home networking services described in Sections 1.3(b), (d), (e) and (f) above all refer to Gateway programs with installation and orientation services being provided by the Company.

         1.4 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Holder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Holder shall be responsible for the payment of any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Holder as reflected upon the books of the Company.

         1.5      TRANSFER, RESTRICTION ON TRANSFER.

                  (a) Subject to the provisions of Section 1.5(b), this Warrant may be transferred, in whole or in part, at any time after the date of this Warrant, without the consent of the Company, to any other person. Upon notice of transfer duly executed by the Holder, the transferee shall become the Holder of record of the Warrant or part thereof. The Company shall keep at its principal office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company will not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to prevent or delay the exercise or transfer of this Warrant.

                  (b) Neither this Warrant nor any of the Warrant Shares, nor any interest or participation in either, may be in any manner transferred or disposed of, in whole or in part, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

                  (c) Each certificate for Warrant Shares and any Warrant issued at any time in exchange or substitution for any Warrant bearing such a legend shall bear a legend similar in effect to the foregoing paragraph unless, in the reasonable opinion of counsel for the Company, the Warrant need no longer be subject to the restriction contained herein. The provisions of this
                           Section 1.5 shall be binding upon all subsequent holders of this Warrant.

         1.6 DIVISIBILITY OF WARRANT. This Warrant may be divided into warrants representing one Warrant Share or multiples thereof, upon surrender at the principal office of the Company on any business day, without charge to any Holder, except as provided below. Upon any such division, and if permitted by Section 1.5, the Warrants may be transferred of record to a name other than that of the Holder of record; provided, however, that the Holder shall be responsible for payment of any and all transfer taxes with respect thereto.

         1.7 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants as follows:

                  (a) EXISTENCE. The Company is a corporation duly organized and validly existing under the laws of the state of its incorporation and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company.



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                  (b)      ORGANIZATIONAL DOCUMENTS. True and complete copies of
                           the Company's charter and bylaws, each as amended to date, have been delivered to the Holder prior to the date of this warrant.

                  (c) POWER AND AUTHORITY. The Company has all requisite corporate power and authority, and has taken all corporate action necessary (i) to grant, issue and deliver this Warrant and (ii) to authorize and reserve for issuance and, upon payment from time to time of the Exercise Price, to issue and deliver the shares of Common Stock initially issuable upon exercise of the Warrant. This Warrant has been duly executed and delivered by the Company.

                  (d) RESERVATION, ISSUANCE AND DELIVERY OF COMMON STOCK. There have been reserved for issuance out of the authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights represented by this Warrant as of the date of this Warrant.

                  (e) NO VIOLATION; CONSENTS AND APPROVALS. The execution or delivery of this Warrant and the consummation of the transactions contemplated herein does not and will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject, (ii) result in any violation of any provision of the charter or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) require any filing with, or any consent or approval of, any governmental authority.

                  (f) ENFORCEABILITY. This Warrant, when duly executed and delivered, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights and judicial decisions interpreting any of the foregoing.

                  (g) NO OUTSTANDING RIGHTS. Except as disclosed to the Holder, the Company has not issued any warrants, options or other securities convertible into or exchangeable for shares of Common Stock and there are no registration rights outstanding with respect to any securities of the Company.

                  (h) COMPLIANCE WITH SERVICE AGREEMENT. The Company shall at all times be in compliance with all terms of the Service Agreement.

         2. RESERVATION AND LISTING OF SHARES. All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issuance. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Warrant Shares to provide for the exercise of this Warrant, and shall at its expense procure such listing thereof (subject to official notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed, if any. The Company from time to time shall take all such action as may be required to assure that the par value per share of the Warrant Shares is equal to or less than the Exercise Price.

         3. RULE 144 AND REPORTS. The Company covenants that, as long as any class of its equity securities is registered pursuant to Section 12(b) or 12(g) under the Securities Exchange Act




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of 1934, as amended (the "Exchange Act"), it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such other action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder, the Company will deliver to the Holder a written statement confirming its compliance with such requirements.

         4. EXCHANGE, LOSS OR DESTRUCTION OF WARRANT. Upon any transfer permitted by Section 1.5 or 1.6, the Company, without charge to the Holder, shall execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

         5. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof for all purposes (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

         6. CERTAIN ADJUSTMENTS. The Exercise Price at which Warrant Shares may be purchased and the number of Warrant Shares to be purchased upon exercise of this Warrant are subject to change or adjustment as follows:

         6.1. GENERAL. If the Company (i) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         6.2 ADJUSTMENT FOR CAPITAL REORGANIZATION. If at any time there shall be a capital reorganization of the Company or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets, then, as part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive on exercise of this Warrant during the period specified in this Warrant and on payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable




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                  on exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the number of shares purchasable on exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other securities or property deliverable after that event on exercise of this Warrant. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6.2, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 7.

         6.3      ADJUSTMENTS FOR ISSUANCES OF COMMON STOCK BELOW EXERCISE PRICE

                  (a) For the purposes of adjustment of the Exercise Price pursuant to this Section 6.3, the following definitions shall apply:

                           "Additional Shares of Common Stock" shall mean all shares of Common Stock other than Excluded Stock (as such term is defined below).

                           "Convertible Securities" shall mean any evidences of indebtedness, shares or securities, in each case convertible into or exchangeable for Additional Shares of Common Stock.

                           "Excluded Stock" shall mean shares of Common Stock issued (a) on conversion or exercise of securities of the Company outstanding as of the date hereof; (b) upon the issuance or exercise of Options to acquire shares of Common Stock issued after the date hereof to (I) officers, directors, or employees of the Company pursuant to an employee stock option plan approved by a majority of the entire Board of Directors of the Company and (II) non-employees, including, without limitation, members of the Board of Directors, consultants, suppliers and contractors, pursuant to a non-employee stock option plan approved by a majority of the entire Board of Directors of the Company, PROVIDED that in either case the price per share at which such Options are exercisable is not less than the fair market value of Common Stock as of the date such options are issued unless such stock option plan shall have been approved by the entire Board of Directors unanimously; (c) upon a subdivision of the Common Stock to the extent an adjustment to the Exercise Price is made pursuant to
                           Section 6.1 or 6.2, (d) pursuant to capital-raising transactions with financial institutions and investors (as opposed to with strategic partners) which have a primary purpose of raising capital for the Company, and (e) pursuant to any equipment leasing or debt financing from a commercial bank or similar financial institution.

                           "Options" shall mean rights, options or warrants to subscribe for purchase or otherwise acquire Common Stock or Convertible Securities.

                  (b) If the Company shall issue any Additional Shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, then the Exercise Price concurrently with each such issuance shall be reduced to an amount equal to the consideration per share received by the Company upon issuance of the Additional Shares of Common Stock. In the event of any adjustment of the Exercise Price pursuant to this Section 6.3, the number of Warrant Shares issuable upon exercise of this Warrant shall be simultaneously adjusted to that number equal to the quotient of (i) the aggregate Exercise Price which would have been payable had this Warrant been exercised in full, for cash, immediately prior to such issuance, divided by (ii) the Exercise Price as so adjusted.

                           For the purposes of making any adjustment required under this Section 6.3, the consideration received by the Company for any issue or sale of securities shall
                           (i) to the extent it consists of cash be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as agreed to by the parties hereto and (iii) if Additional Shares of Common Stock, Convertible Securities or Options are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, such consideration shall be reasonably allocated between such Additional Shares of Common Stock, Convertible Securities or Options and such other assets.

                  (c) For the purposes of the adjustment required under this Section 6.3, if the Company issues or sells any Options or Convertible Securities, then in each case the Company shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Options or Convertible Securities plus the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Company upon the exercise or conversion of such Options and Convertible Securities. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities. To the extent any such Options or Convertible Securities shall expire without having been exercised, the Exercise Price shall be readjusted to the Exercise Price which would have been in effect had the unexercised Options or Convertible Securities not been issued.

         6.4 CERTIFICATE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

         6.5 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Fundamental Change or Change in Control, or any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and
                  (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, Fundamental Change, Change in Control, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of any class of securities shall be entitled to exchange their shares of securities for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, Fundamental Change, Change in Control, dissolution, liquidation or winding-up. Such notice shall be mailed to the Holder at the same time it is sent to stockholders, but in any event at least 20 business days prior to the record date specified in such notice.

         7. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets or Common Stock to any other person (corporate or otherwise), or consolidate with or merger into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant. Upon the request of a Holder at any time during the period that this Warrant is outstanding, the Company will acknowledge in writing, in form reasonably satisfactory to such Holder, the continued validity of this Warrant and the Company's obligations hereunder.

         8. MISCELLANEOUS.

         8.1. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Holder with respect to this Warrant and the Warrant Shares.

         8.2. BINDING EFFECTS. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Holder and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Holder and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

         8.3. AMENDMENTS AND WAIVERS. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and the Holder. The Company, the Holder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

         8.4. FIDUCIARY DUTIES. The Company and its directors shall owe the Holder the same fiduciary duties that the Company and its directors would owe to holders of Warrant Shares and the other stockholders of the Company.

         8.5. SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

         8.6. FURTHER ASSURANCES. Each of the Company, the Holder and holders of Warrant Shares shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or powers of attorney as may be necessary or appropriate as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

         8.7. NOTICES. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  (a)      if to the Company, addressed to:

                           Viasource Communications, Inc.
                           200 Broward Avenue, 21st floor
                           Fort Lauderdale, Florida 33301
                           Attn:  Colin McWay, Exec. VP, Business Development
                           Fax:  (954) 525-1868
                           Tele:  (954) 678-3516


                  (b) if to the Holder, addressed to the following address or to the address of the record Holder appearing on the books of the Company.

                           Gateway Companies, Inc.
                           4545 Towne Centre Court
                           San Diego, CA 92121
                           Attn:  General Counsel
                           Fax:  (858) 799-3413
                           Tele:  (858) 799-3419

         8.8. SEVERABILITY. Any term or provision of this Warrant that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

         8.9. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then-current market price.

         8.10. RIGHTS OF THE HOLDER. No Holder shall, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

         8.11. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in New York.

         8.12.    REGISTRATION RIGHTS AND SELLING RESTRICTIONS.

                  (a) The Company agrees to cause the Warrant Shares issuable to the Holders to be registered with the Securities and Exchange Commission ("SEC") under the Securities Act, on an effective and current Form S-3 registration statement, or any successor form if Form S-3 shall not be available, as follows: (1) the Company will file such registration statement no later than the earlier to occur of (A) if the Company is then eligible to file a registration statement with the SEC on Form S-3, thirty (30) days after the date that the Company issues stock with net proceeds to the Company of at least $8,000,000, and (B) fifteen (15) days after the date that the Company becomes eligible to file a registration statement with the SEC on Form S-3; and (2) the Company will use its commercially reasonable best efforts to have such registration statement declared effective as soon as reasonably practicable thereafter. The Company also agrees to comply with all requirements of the Nasdaq Stock Market in connection with the transactions contemplated by Warrant, and to use its best efforts to cause the Warrant Shares to be approved for listing on the Nasdaq Stock Market as soon as reasonably practicable, but in any event within sixty (60) days after the date of issuance of this Warrant.

                  (b) The Company shall keep such registration statement effective and current until the date after the Expiration Date, during which period the Warrant Shares shall be freely saleable in accordance with the plan of distribution set forth in the registration statement and listed and tradeable on the principal securities exchange or quotation system on which the Common Stock then traded, without any resale restrictions or limitations, except for the prospectus delivery requirements, if any, relating to such Form S-3 or other registration form or any other similar requirements under any applicable SEC rule and regulation as to which the selling shareholder (as compared to the Company) is solely responsible for compliance with respect to such selling shareholder's effectuation of a resale of the Warrant Shares.

                  (c) All expenses incurred in connection with a registration pursuant to this Section 8.12 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders, which shall be borne by the respective Holders), including, without limitation, all federal, state and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. Fees and disbursements of any counsel for the Holders shall be borne by the Holders.

                  (d) Until the date that is six (6) months after the date of issuance of this Warrant, the Holders collectively may not sell or transfer more than an aggregate of 10,000 Warrant Shares on any calendar day.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

VIASOURCE COMMUNICATIONS, INC.

/s/ Colin McWay
------------------------------------

By: Colin McWay
   ---------------------------------
Title: Executive Vice President,
       Business Development
      ------------------------------

                                  EXERCISE FORM

The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders payment for such Warrant Shares in the amount of $___________ in the form of (__) certified funds, (__) wire transfer, (__) the exchange of _________ shares of Common Stock, and/or (__) the exchange of _____________ Warrant Shares included in this exercise. The undersigned requests that a certificate for such Warrant Shares be registered in the following name and for delivery to the following address:

              Name                                         Address
              ----                                         -------

[NAME OF HOLDER]



Date:
By:
Name:
Title:






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